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                                                              EXHIBIT 23.4

                                    CONSENT

  We hereby consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-4 (File Number 333-59807) of Arch Communications, Inc. As noted therein, our review and input only pertains to FCC matters unique to Arch included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "Risk Factors--Government Regulation, Foreign Ownership and Possible Redemption" and "Business--Regulation." Stockholders of Arch should not rely on Wilkinson, Barker, Knauer & Quinn with respect to any other matters or any other matters or any other sections of the document.

                                          Wilkinson, Barker, Knauer & Quinn,
                                          LLP

                                          By: /s/ Kenneth D. Patrich
                                              Kenneth D. Patrich

Date: December 21, 1998